Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., May 3, 2006 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $23.2 million (50 cents per share) for the three months ended March 31, 2006, compared to $26.6 million (57 cents per share) for the same period in 2005. Included in net income were net realized gains on securities of $2.8 million ($1.8 million after tax, or 4 cents per share) and $4.7 million ($3.1 million after tax, or 6 cents per share) for the three months ended March 31, 2006 and 2005, respectively. All per-share amounts are stated on a diluted basis.

“Horace Mann produced strong earnings in the first quarter, with all segments of the business meeting or exceeding our expectations,” said Louis G. Lower II, President and Chief Executive Officer. “Our property and casualty combined ratio was just under 90 percent and continued to benefit from underwriting and pricing actions taken in recent years, ongoing improvements in claim processes, cost containment initiatives, and low non-catastrophe claim frequencies, somewhat offset by the increased costs of our enhanced catastrophe reinsurance program.”

Segment Earnings

Net income for the property and casualty segment of $16.2 million for the quarter decreased $3.5 million ($4.7 million pretax) compared to the same period in 2005. Additional reinsurance costs, primarily associated with the company’s enhanced property and casualty catastrophe reinsurance program, represented approximately $3 million of the pretax decrease. Pretax catastrophe costs of $3.2 million incurred in the first quarter of 2006 were $1.6 million greater than the prior year. Favorable development of prior years’ reserves totaling $4.0 million was recorded in the current quarter, with no development recorded in the first quarter of 2005. Losses and loss adjustment expenses for accident year 2006, though slightly higher than the first quarter of 2005, were consistent with the company’s expectations.

Annuity segment net income of $3.8 million for the first quarter was $1.4 million greater than in the prior year. The increase primarily reflected a reduced level of amortization of deferred policy acquisition costs and value of acquired insurance in force in the current period. For the quarter, life segment net income increased slightly compared to prior year. Improved mortality was partially offset by increased amortization of deferred policy acquisition costs.

1

As previously announced, from March 23, 2006 through April 4, 2006, the company repurchased $155.9 million aggregate principal amount, $74.1 million carrying value, of its outstanding 1.425% senior convertible notes due 2032 (“Convertible Notes”). The majority of this balance was repurchased in March, resulting in an after-tax gain of $0.1 million in the current period. Also, on April 21, 2006, the company issued $125.0 million aggregate principal amount of 10-year, 6.85% senior notes. The company used $74.0 million of the net proceeds from the offering to repay in full the amount then outstanding under its bank credit agreement, which borrowings were used for the Convertible Note repurchases described above. Remaining net proceeds are anticipated to be used to further reduce corporate indebtedness and for general corporate purposes.

Segment Revenues

The company’s premiums written and contract deposits decreased 3 percent, or $6.7 million, compared to the first quarter of 2005. The additional costs associated with the company’s enhanced property and casualty reinsurance program represented nearly one-half of this decline. For property and casualty, first quarter premiums written declined 5 percent, or $6.1 million, reflecting the higher level of reinsurance premiums, a decline in policies in force, and a decrease in average auto premium per policy — primarily due to the continued improvement in the quality of this book of business. Annuity new contract deposits were comparable to the first three months of 2005, as a reduction in single premium and rollover deposits was approximately offset by growth in new scheduled annuity deposit receipts. First quarter variable annuity deposits increased 9 percent compared to the prior year, while deposits to fixed accounts decreased 7 percent, reflecting the current interest rate environment. Life segment insurance premiums and contract deposits were comparable to the first quarter of 2005.

Sales and Distribution

Total new business sales in the first quarter were comparable to a year earlier. A modest increase in annuity new business reflected a 9 percent increase in new business from the company’s career agents partially offset by a decline in annuity business from independent agents. New auto sales units increased slightly compared to a year earlier. In total, career agent sales for the quarter increased compared to the first three months of 2005 despite a slight decline in average overall productivity per agent.

Horace Mann’s career agency force totaled 833 agents at March 31, 2006. “The total number of agents increased 2 percent compared to a year ago and the number of experienced agents — a key component of the total agency force — increased 7 percent during the previous 12 months,” Lower said. “The number of agents declined from the end of 2005 due in part to the strategic restructuring of our agencies in catastrophe-prone areas of Florida and Louisiana. We anticipate growth in our agency force during the remainder of 2006, although tempered somewhat by increased selectivity in agent geographic placement as we more aggressively manage our property and casualty risk exposure.”

2

“We’re beginning the transition from a single person agent operation to our new Agent Business Model, with agents in outside offices with support personnel and licensed solicitors, designed to remove current capacity constraints and increase productivity,” Lower continued. “Property and casualty initiatives to support that transition and drive growth include expanding our Educator Segmentation (Pricing) Model and Product Management Organization to more states, while developing a new policy administration system with an automated point-of-sale front end. In addition, we have begun to roll out a new lineup of Horace Mann manufactured and branded life and annuity products,” said Lower. “These 2006 initiatives reflect our priority and focus on driving top-line and policyholder growth in our niche market while maintaining attractive margins.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2006	2005	% Change
DIGEST OF EARNINGS
Net income	$23.2	$26.6	-12.8%

Net income per share:
Basic	$0.54	$0.62	-12.9%
Diluted (A)	$0.50	$0.57	-12.3%

Weighted average number of shares and equivalent shares:
Basic	43.0	42.9
Diluted (A)	47.8	47.6

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$227.0	$233.7	-2.9%

Return on equity (B)	12.7%	11.1%

Property & Casualty GAAP combined ratio	89.7%	86.4%
Effect of catastrophe costs on the Property & Casualty combined ratio	2.3%	1.1%

Experienced agents	589	553	6.5%
Financed agents	244	267	-8.6%
Total agents	833	820	1.6%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—

Book value (C)	$12.88	$13.01	-1.0%

Financial Position

Total assets	$6,028.2	$5,577.5	8.1%
Short-term debt	67.0	25.0
Long-term debt	119.5	144.7
Total shareholders’ equity	554.0	557.9	-0.7%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. Prior to the repurchases in late-March 2006, the Company’s Senior Convertible Notes represented 4.3 million equivalent shares and had annual interest expense of $2.7 million after tax.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Before the fair value adjustment for investments, book value per share was $13.28 at March 31, 2006 and $11.96 at March 31, 2005. Ending shares outstanding were 42,999,589 at March 31, 2006, 42,972,028 at December 31, 2005 and 42,878,328 at March 31, 2005.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Three Months Ended March 31,
	2006	2005	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits	$227.0	$233.7	-2.9%

Insurance premiums and contract charges earned	$162.4	$168.3	-3.5%
Net investment income	50.2	47.6	5.5%
Realized investment gains	2.8	4.7

Total revenues	215.4	220.6	-2.4%

Benefits, claims and settlement expenses	100.4	103.0
Interest credited	29.8	28.1
Policy acquisition expenses amortized	17.6	18.3
Operating expenses	31.0	30.2	2.6%
Amortization of intangible assets	1.5	1.8
Interest expense (A)	2.2	1.8

Total benefits, losses and expenses	182.5	183.2	-0.4%

Income before income taxes	32.9	37.4	-12.0%
Income tax expense	9.7	10.8

Net income	$23.2	$26.6	-12.8%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$124.7	$131.4	-5.1%
Involuntary and other property & casualty	0.8	0.2

Total Property & Casualty	125.5	131.6	-4.6%
Annuity deposits	77.2	77.5	-0.4%

Life	24.3	24.6	-1.2%

Total	$227.0	$233.7	-2.9%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$16.2	$19.7	-17.8%

Annuity	3.8	2.4	58.3%

Life	3.4	3.2	6.2%

Corporate and other (B)	(0.2)	1.3

Net income	23.2	26.6	-12.8%

Catastrophe costs, after tax, included above (C)	(2.1)	(1.0)

(A)	The three months ended March 31, 2006 includes a gain of $0.1 million as a result of repurchasing a portion of the 1.425% Senior Convertible Notes due 2032.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.
The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2006	2005	% Change
PROPERTY & CASUALTY

Premiums written	$125.5	$131.6	-4.6%
Premiums earned	133.9	140.3	-4.6%
Net investment income	8.4	8.0	5.0%
Losses and loss adjustment expenses (LAE)	88.9	91.4
Operating expenses (includes policy acquisition expenses amortized)	31.1	29.9	4.0%
Income before tax	22.3	27.0	-17.4%
Net income	16.2	19.7	-17.8%

Net investment income, after tax	7.1	6.8	4.4%

Catastrophe costs, after tax (A)	2.1	1.0
Catastrophe losses and LAE, before tax	3.0	1.6
Reinsurance reinstatement premiums, before tax	0.2	—

Operating statistics:
Loss and loss adjustment expense ratio	66.4%	65.2%
Expense ratio	23.3%	21.2%
Combined ratio	89.7%	86.4%

Effect of catastrophe costs on the combined ratio	2.3%	1.1%

Automobile and property detail:
Premiums written (voluntary)	$124.7	$131.4	-5.1%
Automobile	93.3	98.4	-5.2%
Property	31.4	33.0	-4.8%

Premiums earned (voluntary)	131.2	138.4	-5.2%
Automobile	92.8	98.2	-5.5%
Property	38.4	40.2	-4.5%

Policies in force (voluntary) (in thousands)	793	807	-1.7%
Automobile	527	537	-1.9%
Property	266	270	-1.5%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	68.2%	69.6%
Expense ratio	23.7%	21.4%
Combined ratio	91.9%	91.0%

Effect of catastrophe costs on the combined ratio	0.2%	0.1%

Total property operating statistics:
Loss and loss adjustment expense ratio	60.6%	51.9%
Expense ratio	23.2%	20.8%
Combined ratio	83.8%	72.7%

Effect of catastrophe costs on the combined ratio	7.9%	3.7%
Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$3.5	$—
Total property	0.5	—
Other property and casualty	—	—

Total	4.0	—

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2006	2005	% Change
ANNUITY

Contract deposits	$77.2	$77.5	-0.4%
Variable	35.1	32.1	9.3%
Fixed	42.1	45.4	-7.3%
Contract charges earned	4.7	4.3	9.3%
Net investment income	29.2	27.7	5.4%
Net interest margin (without realized gains)	8.3	8.1	2.5%
Mortality gain (loss) and other reserve changes	—	0.1
Operating expenses (includes policy acquisition expenses amortized)	6.2	7.7	-19.5%
Income before tax and amortization of intangible assets	6.8	4.8	41.7%
Amortization of intangible assets	1.2	1.4
Income before tax	5.6	3.4	64.7%
Net income	3.8	2.4	58.3%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.6	$(1.4)
Value of acquired insurance in force	0.1	(0.4)
Guaranteed minimum death benefit reserve	0.1	(0.1)

Annuity contracts in force (in thousands)	163	159	2.5%
Accumulated value on deposit	$3,388.1	$3,087.4	9.7%
Variable	1,401.0	1,231.7	13.7%
Fixed	1,987.1	1,855.7	7.1%
Annuity accumulated value retention - 12 months
Variable accumulations	91.3%	92.9%
Fixed accumulations	94.3%	95.4%

LIFE
Premiums and contract deposits	$24.3	$24.6	-1.2%
Premiums and contract charges earned	23.8	23.7	0.4%
Net investment income	12.9	12.2	5.7%
Income before tax	5.2	5.0	4.0%
Net income	3.4	3.2	6.2%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$0.2	$0.6

Life policies in force (in thousands)	235	250	-6.0%
Life insurance in force (in millions)	$13,140	$13,241	-0.8%
Lapse ratio - 12 months
(Ordinary life insurance)	6.3%	7.2%

CORPORATE AND OTHER (A)
Components of gain (loss) before tax:
Realized investment gains	$2.8	$4.7
Interest expense	(2.2)	(1.8)
Other operating expenses	(0.8)	(0.9)
Income (loss) before tax	(0.2)	2.0
Net income (loss)	(0.2)	1.3

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.
The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2006	2005	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2006, $2,968.6; 2005, $2,752.8)	$2,941.9	$2,823.9
Short-term investments	2.8	10.3
Short-term investments, securities lending collateral	347.2	253.2
Policy loans and other	90.5	83.7

Total Annuity and Life investments	3,382.4	3,171.1	6.7%

Property & Casualty
Fixed maturities, at market (amortized cost 2006, $726.7; 2005, $704.0)	724.1	707.7
Short-term investments	8.9	9.6
Short-term investments, securities lending collateral	19.0	2.0
Other	2.7	0.5

Total Property & Casualty investments	754.7	719.8	4.8%

Corporate investments	0.2	0.2

Total investments	4,137.3	3,891.1	6.3%

Net investment income
Before tax	$50.2	$47.6	5.5%
After tax	34.3	32.5	5.5%

Realized investment gains (losses) by investment portfolio included in Corporate and Other segment income
Property & Casualty	$—	$—
Annuity	1.3	4.7
Life	1.5	—
Corporate and Other	—	—

Total, before tax	2.8	4.7
Total, after tax	1.8	3.1
Per share, diluted	$0.04	$0.06

OTHER INFORMATION

End of period goodwill asset	$47.4	$47.4

End of period property and casualty net reserves (A):
March 31, 2006	$304.2
December 31, 2005	311.1
December 31, 2004	309.3
December 31, 2003	283.7
December 31, 2002	231.0
December 31, 2001	241.6

(A)	Unpaid claim and claim expense reserves net of anticipated reinsurance recoverables.